Exhibit 31

    THE SALE OR OTHER TRANSFER OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND
   NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM
     UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.


                                 PROMISSORY NOTE


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$500,000                                                            June 3, 2002

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FOR VALUE RECEIVED, the undersigned, ROYAL ASSOCIATES, INC. (the "Borrower"), hereby promises to pay to ROBERT JAYCOX (the "Lender"), the principal amount of $500,000, together with interest, all as provided herein.

SECTION 1. LOAN. The Lender shall provide up to $500,000 to the Borrower.

SECTION 2. PAYMENT. Payment of $500,000, together with interest on the unpaid principal balance hereunder at a rate of interest as hereinafter set forth, shall be made at the principal office of the Lender or at such other place as the Lender or other holder hereof ("Holder") may from time to time designate in writing, in immediately available funds.

     2.1. PRINCIPAL. The unpaid principal balance shall be payable by the Borrower on the first anniversary date of this Note if the option outlined in
Section 8 has not been exercised.

     2.2. INTEREST. The Borrower shall pay interest on the unpaid principal balance at a rate per annum equal to 6%. Interest on the unpaid principal balance shall be payable on each anniversary hereof, or on the date any prepayment is made, provided that the Note is still outstanding. All interest payable under this Note or otherwise payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Notwithstanding the provisions of the first sentence of this Section 2.2, upon the occurrence and continuance of an Event of Default, all unpaid principal shall bear interest at a rate per annum equal to 8% from the date of such Event of Default until paid in full.

     2.3. RATE OF INTEREST. In no event whatsoever shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

     2.4. PREPAYMENTS; PAYMENTS.

          2.4.1. The Borrower shall have the right to make prepayments at any time of the principal amount, in whole or in part, without notice. Each prepayment shall be without premium or penalty. Once a prepayment is made, Borrower shall not be able to reborrow such amount.

          2.4.2. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be due and payable upon the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

SECTION 3. REPRESENTATIONS AND WARRANTIES. The execution of this Note by the Borrower shall be deemed to constitute the Borrower's representation and warranty to the Lender that, at the time of execution: (a) this Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; (b) the execution and delivery of this Note by the Borrower does not and will not conflict with, violate or constitute a default under or breach the Borrower's charter documents, any resolutions of the Borrower or any court or administrative order, decree or ruling (including, without limitation, a ruling from the Internal Revenue Service), or any law, statute, ordinance or regulation, or any agreement, indenture, mortgage, deed of trust, guaranty, lease, note or other obligation or instrument binding upon the Borrower or any of its properties or assets; (c) neither this Note nor any other statement, assignment, agreement, instrument or certificate of the Borrower made or delivered pursuant to or in connection with this Note contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

SECTION 4. COVENANTS. On and after the date hereof and until payment in full of all obligations owed under this Note:

     4.1. MAINTENANCE OF BUSINESS. The Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and to qualify and remain qualified as a foreign business entity in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or for the ownership of its properties. The Borrower shall maintain and preserve in a reasonable manner in good working order and condition, ordinary wear and tear excepted, all of its properties which are necessary or useful in the proper conduct of its business, and to make, from time to time, all necessary and proper repairs, renewals, replacements, additions and improvements to said properties. The Borrower shall keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles, reflecting all financial transactions.

     4.2.  COMPLIANCE  WITH LAWS.  The  Borrower  shall  comply in all  material
respects  with  all  applicable  laws   including,   without   limitation,   all
environmental laws.

SECTION 5. SUBORDINATION. By acceptance of this Note, the Lender agrees as follows: Any and all obligations and liabilities of the Borrower to the Lender for principal and interest under this Note (the "Subordinated Indebtedness"), are subordinated in right of payment to any and all obligations and liabilities of the Borrower to any bank of the Borrower. Upon demand of the Borrower, the Lender agrees to execute and deliver to any bank of the Borrower a subordination agreement containing such terms and conditions as are customary, and are similar to those contained in subordination agreements between Wells Fargo Business Credit, Inc. and certain creditors of Royal Precision, Inc. who are on its board of directors.

SECTION 6. EVENTS OF DEFAULT. The following are Events of Defaults:

     6.1. INTEREST. The Borrower fails to make a payment of interest on the Note when and as due and such failure is not remedied within three Business Days after the date such payment is due.

     6.2. PRINCIPAL. The Borrower fails to pay any outstanding principal amount under this Note as and when such shall become due and payable and such failure is not remedied within three Business Days after the date such payment is due.

     6.3. REPRESENTATIONS. Any representation or warranty made by the Borrower in this Note or any information contained in any financial statement or any material certificate, report, or other document delivered to the Lender by the Borrower contains any untrue statement of a material fact or omits to state a material fact required by this Note or law to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that any Event of Default susceptible of cure which is described in this Section 6.3 can be cured by the presentation, within three Business Days after the Borrower knows or should know of such Event of Default, of a revised financial statement, certificate, report or other document which itself does not cause any Event of Default.

     6.4. COVENANTS. The Borrower fails to perform any of its obligations under or fails to comply with any covenant contained in this Note and such failure continues unremedied for a period of 10 Business Days.

     6.5. FINANCIAL DISTRESS. The Borrower:

          6.5.1. makes an assignment for the benefit of creditors;

          6.5.2. enters into any composition, compromise or arrangement with its creditors in general;

          6.5.3. generally does not pay its debts as such debts become due; or

          6.5.4. conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property, fraudulent under the provisions of any bankruptcy, fraudulent conveyance or similar law, or makes or suffers a transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

     6.6. CROSS-DEFAULT. There is a default in the payment (either on maturity or acceleration) of any other obligation of the Borrower or any subsidiary of the Borrower, for borrowed money (which excludes trade debt incurred in the ordinary course of business or severance obligations) having a principal amount in excess of $25,000 in the aggregate.

     6.7. JUDGMENTS. The rendering of any judgments for the payment of money in excess of $25,000 in the aggregate against the Borrower or any subsidiary of the Borrower, and such judgments shall remain unpaid, unvacated, or unstayed by appeal or otherwise on or before three Business Days prior to the earliest date on which proceedings for the enforcement thereof may be instituted under the applicable rules or statutes of the jurisdiction in which said judgments are rendered.

SECTION 7. DEFAULT REMEDIES.

     7.1. ACCELERATION. If an Event of Default exists, the outstanding unpaid principal balance of this Note, together with all (a) interest accrued thereon,
(b) any unpaid fees or expenses, (c) penalties assessed against the Lender as a result of the making of the loan by the Lender to the Borrower or (d) other amounts due to the Lender under this Note, is immediately due and payable, at the Lender's election, without presentment, demand, protest or notice of any kind, all of which are hereby waived.

     7.2. REMEDIES CUMULATIVE. No right or remedy conferred upon the Lender by this Note or legally available to the Lender if an Event of Default exists is intended to be exclusive of any other right or remedy, and each such right or remedy is cumulative and in addition to every other such right or remedy.

SECTION 8. CONVERSION.

     8.1. OPTION. PRIOR TO THE FIRST ANNIVERSARY OF THE DATE OF THIS NOTE, the unpaid principal and interest hereon can be converted (the "Option") into 2,000,000 shares of common stock of the Borrower (the "Shares"). Exercise of the Option shall be considered payment by the Borrower and thus cancel the Note. The Option may be exercised by either (a) the Lender or (b) the Borrower (provided that as a condition to exercise by either there are simultaneous contributions (the "Contributions") to the Borrower by the persons named in Exhibit A of the equity in Royal Precision, Inc. set forth in such exhibit) by sending a written notice to the other party indicating its desire to effectuate the Option (the "Notice"). As soon as practicable after receipt of the Notice, the Borrower shall issue to the Lender a certificate for the Shares to which the Lender is entitled.

     8.2. ADJUSTMENTS. The Borrower has authorized 1,500 shares of its common stock. At the time of the Contributions, the Borrower will amend its certificate of incorporation to increase its number of authorized shares of common stock to 10,000 and there will occur a pro-rata reduction in the one-for-one exchange of shares of Royal Precision, Inc. for shares of common stock of the Borrower so that on a fully diluted basis, the aggregate number of shares of common stock of Royal Associates issued and outstanding, and issuable pursuant to then existing convertible securities listed on Exhibit A will not be more than 10,000.

SECTION 9. MISCELLANEOUS.

     9.1. MODIFICATIONS AND WAIVERS. No modification or waiver of any term or provision contained in this Note and no consent to any departure by the Borrower therefrom shall in any event be effective unless the same is in writing and signed by the waiving party. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

     9.2. NOTICES. Except where specific provisions of this Note provide for some other form of notice or require receipt as a condition of notice, any consent, waiver, notice, demand or other instrument required or permitted to be given under this Note shall be deemed to have been properly received when in writing and delivered in person or sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed, if to the Borrower:
5134 Blazer Parkway,  Dublin, Ohio 43017, Attn: Kenneth J. Warren; and if to the
Lender: Box 1767, Jackson, Wyoming 03001. Either party may change its address for notices by notice in the manner set forth above.

     9.3. PARTIAL INVALIDITY. If any term or provision of this Note or the application thereof to any person, firm or corporation or any circumstance, shall be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to any person, firm or corporation or any circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

     9.4. NO IMPLIED RIGHTS OR WAIVERS. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     9.5. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the Lender and the Borrower; provided that the Borrower shall have no right to assign or transfer its rights under this Note voluntarily or by operation of law without first obtaining the written consent of Lender, and any attempted assignment or transfer in the absence of such consent shall be void and of no effect.

     9.6. SURVIVAL OF PROVISIONS. All covenants, agreements, representations, warranties and statements made in this Note or in any certificate, statement, or other instrument given pursuant to this Note shall survive the execution and delivery to the Lender of this Note and the making of the loan and shall continue in full force and effect so long as any obligation of the Borrower under this Note is outstanding and unpaid.

     9.7. CAPTIONS. The captions and section numbers appearing in this Note are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Note.

     9.8. GOVERNING LAW. This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to instruments to be performed in the State of Delaware.

     9.9. DEFINITIONS. Terms not otherwise defined herein shall have the definitions set forth below:

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" MEANS THE SECURITIES ACT OF 1933, AS AMENDED.

     9.10. Waiver. THE BORROWER AND EACH ENDORSER OF THIS NOTE HEREBY WAIVES PRESENTMENT FOR PAYMENT, DEMAND, PROTEST AND NOTICE OF PROTEST AND NOTICE OF DISHONOR AND NONPAYMENT OF THIS NOTE AND AGREES THAT NO OBLIGATION HEREUNDER SHALL BE DISCHARGED BY REASON OF ANY EXTENSION, INDULGENCE, RELEASE, OR FORBEARANCE GRANTED BY ANY HOLDER OF THIS NOTE TO ANY PARTY NOW OR HEREAFTER LIABLE HEREON OR ANY PRESENT OR SUBSEQUENT OWNER OF ANY PROPERTY, REAL OR PERSONAL, WHICH IS NOW OR HEREAFTER SECURITY FOR THIS NOTE. ANY TRANSFEREES OF, OR ENDORSER, GUARANTOR OR SURETY PAYING THIS NOTE IN FULL SHALL SUCCEED TO ALL RIGHTS OF THE HOLDER, AND THE HOLDER SHALL BE UNDER NO FURTHER RESPONSIBILITY FOR THE EXERCISE THEREOF OR THE LOAN EVIDENCED HEREBY. NOTHING HEREIN SHALL LIMIT ANY RIGHT GRANTED TO THE HOLDER BY OTHER INSTRUMENT OR BY LAW.

     9.11. EXPENSES. The Borrower hereby agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Note and other documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out of pocket expenses of counsel to the Lender with respect thereto. Lastly, all costs, including attorney fees, incurred by the Holder in revising, protecting, exercising or enforcing any of its rights hereunder and under the other documents delivered hereunder, or otherwise incurred by the Holder in connection with an Event of Default or incurred by the Holder in connection with the enforcement hereof, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person, firm or corporation against the Holder which would not have been asserted were it not for the Holder's relationship with the Borrower, shall also be paid by the Borrower.

     9.12. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT. -

          9.12.1. This Note shall not be transferable except upon compliance with the provisions of the Securities Act and state securities and Blue Sky laws.

          9.12.2. This Note and the Shares into which it can be converted or any other note issued in replacement of this Note, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SALE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

     9.13. INVESTMENT REPRESENTATIONS. If the exercise of the Option is not covered by a registration statement effective - under the Securities Act, by acceptance of this Note, the Lender represents at the time the Option is exercised that:

          9.13.1. The Lender is acquiring the Shares for investment for his own account, not as nominee or agent, and not with a view to the distribution thereof, and the Lender has not signed any agreement or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

          9.13.2. The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Lender's investment in the Shares;

          9.13.3. The Lender has received all of the information the Lender has requested from the Borrower and considers necessary or appropriate for deciding whether to purchase the Shares;

          9.13.4. The Lender has the ability to bear the economic risks of his prospective investment;

          9.13.5. The Lender is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on his investment;

          9.13.6. The Lender understands and agrees that (a) he may be unable to readily liquidate his investment in the Shares and that the Shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Borrower, while obligated to register the same, may not be in any position to do so or to take any action or make such an exemption available and (b) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the SEC ("Rule 144") depends upon the satisfaction of various conditions by the Lender and the Borrower that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amount, and that if such exemption is utilized by the Lender, such conditions must be fully complied with by the Lender and the Borrower, as required by Rule 144;

          9.13.7. The Lender either (a) is familiar with the definition of and the Lender is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (b) is providing representations and warranties reasonably satisfactory to the Borrower and its counsel, to the effect that the sale and issuance of Shares upon exercise of the Option may be made without registration under the Securities Act or any applicable state securities and Blue Sky law; and

          9.13.8. The address set forth in Section 9.2 for the Lender is the true and correct address of the Lender's principal office.

     This Note was executed in Jackson, Wyoming as of the date first written above.

                                        ROYAL ASSOCIATES, INC.


                                        By: /s/ Richard P. Johnston
                                            ------------------------------------
                                            Name: Richard P. Johnston
                                            Title: Chairman and CEO

                                    EXHIBIT A


                                   NUMBER OF SHARES OF COMMON STOCK OF ROYAL
                                   PRECISION, INC. CONTRIBUTABLE TO ROYAL
                                   ASSOCIATES, INC. FOR THE SAME NUMBER OF
                                   SHARES OF COMMON STOCK OF ROYAL ASSOCIATES,
NAME                               INC.
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Johnston Family Charitable         1,384,135
Remainder Unitrust #3
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Johnston Family Living Trust       153,248
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Johnston Family Charitable         5,261,780
Foundation
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Kenneth J. Warren                  344,479
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DWR, Custodian for Kenneth         300
Warren, Attorney at Law, fbo
Kenneth J. Warren, VIP Plus
Profit Sharing Plan
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Christopher A. Johnston            1,159,803
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David E. Johnston                  198,769
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Charles S. Mechem, Jr.             5,500
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Self-Directed IRA for Charles S.   8,200
Mechem, Jr.
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John C. Lauchnor                   3,500
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Ron Dickerson                      2,000
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Neel Hall
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John and Alys Krichavsky Jt Ten    25,000
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Sherry J. Rothfield                41,753
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                                   DESCRIPTION OF SECURITY CONTRIBUTABLE TO
                                   ROYAL ASSOCIATES IN EXCHANGE FOR SAME
NAME                               SECURITY OF ROYAL ASSOCIATES, INC.
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Richard P. Johnston                (a)  Option   for  25,052   shares  of  Royal
                                   Precision,  Inc.  (RPI) at $.24  expiring  on
                                   3/12/07;  (b) option for 5,000  shares of RPI
                                   at $3.125 expiring on 5/25/10; (c) option for
                                   20,000  shares  of RPI at $2.25  expiring  on
                                   7/24/11;  and (d) option for 5,000  shares of
                                   RPI at $2.40 expiring on 9/25/11.
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Johnston Family Living Trust       (a) Warrant for 36,000  shares of RPI at $.25
                                   expiring on 2/28/12;  (b) warrant for 145,200
                                   shares at $.25  expiring on 4/10/12,  and (c)
                                   Amended  Guaranty   Agreement  for  2,420,000
                                   shares of RPI at $.25.
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Johnston Family Charitable         Warrant  for  152,192  shares  of RPI at $.25
Foundation                         expiring on 10/26/11
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Kenneth J. Warren                  (a) Option  for 15,323  shares of RPI at $.24
                                   expiring  on  3/12/07,  (b)  option for 5,000
                                   shares of RPI at $1.875  expiring on 8/16/04,
                                   and (c) option  for  20,000  shares of RPI at
                                   $2.25 expiring on 7/24/11
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DWR, Custodian for Kenneth         Warrant  for  12,000  shares  of RPI at  $.25
Warren, Attorney at Law, fbo       expiring on 2/28/12
Kenneth J. Warren, VIP Plus
Profit Sharing Plan
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Christopher A. Johnston            (a) Option  for 20,000  shares of RPI at $.25
                                   expiring  on  7/24/11,  and (b)  warrant  for
                                   36,000  shares  of RPI at  $.25  expiring  on
                                   3/8/12
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David E. Johnston                  (a) Option  for 11,106  shares of RPI at $.24
                                   expiring  on  3/12/07,  and  (b)  option  for
                                   20,000  shares  of RPI at $2.25  expiring  on
                                   7/24/11
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Charles S. Mechem, Jr.             (a) Option for 20,000  shares of RPI at $3.00
                                   expiring  on  3/28/10,  (b)  option for 5,000
                                   shares of RPI at $2.40  expiring  on  9/25/11
                                   and (c) warrant  for 12,000  shares of RPI at
                                   $.25 expiring on 2/28/12
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John C. Lauchnor                   (a) Option for 250,000 shares of RPI at $1.90
                                   expiring  on 9/1/11 and (b) warrant for 6,000
                                   shares of RPI at $.25 expiring on 2/28/12.
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Jack Krichavsky                    Option  for  20,000  share  of RPI at  $2.625
                                   expiring on May 1, 2005
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